Item # Date of Purchase Fund Name SSC Fund Code Money Manager CUSIP Issuer Broker (3) Underwriter(s) 4(b) Affiliated Underwriter in the Syndicate 4(a) Amount of Purchase ($) - As reported by Manager Amount of Purchase ($) Amount of Offering ($) Purchase Price Net of Fees and Expenses Offering Price at Close of First Business Day “Commission, Spread or Profit”

4th Quarter 2012

269 11/28/2012 Russell US Mid Cap Fund CH2B “Ceredex Value Advisors” 29476l107 Equity Residential Morgan Stanley Bank of America, Deutsche Bank, Wells Fargo, Barclays, Citigroup, JPMorgan, RBC, PNC, Mitsubishi, UFJ, Piper Jaffrey, Morgan Stanley Suntrust Bank LLC $5,475,000 $1,196,287,500 $54.750 $55.180 0.986%

1st Quarter 2013

270 1/31/2013 Russell Tax-Managed U.S. Large Cap Fund CHF1 J.P. Morgan Investment Management Inc. 98978V10 Zoetis Inc. BoFA Merrill Lynch J.P. Morgan, BoFA Merrill Lynch, Morgan Stanley, Barclays, Citigroup, Credit Suisse, Deutsche Bank Securities, Goldman, Sachs & Co. Guggenheim Securities, Jefferies, BNP Paribas, HSBC, Loop Capital Markets, RBC Capital Markets, The Wiliams Capital Group, LP, UBS Investment Bank, Lebenthal Capital Markets, Piper Jaffray, Ramirez & Co, Inc J.P. Morgan Securities $85,800 $2,238,600,000 $26.000 $31.500 $0.962